EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-56762) pertaining to the 1999 Stock Plan, 2000 Stock Plan, 2000 Incentive Stock Plan and 2000 Employee Stock Purchase Plan of Loudcloud, Inc., of our report dated February 26, 2002, with respect to the consolidated financial statements and schedule of Loudcloud, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2002.

/s/    Ernst & Young LLP

San Jose, California
June 19, 2002